Exhibit 31.3

CERTIFICATION

I, Greg Scholl, Chief Executive Officer of The Orchard Enterprises, Inc., certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of The Orchard Enterprises, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 25, 2009

/s/ Greg Scholl
Greg Scholl
Chief Executive Officer